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                               STATE OF DELAWARE

                                [STATE INSIGNIA]
                        [SEAL OF THE STATE OF DELAWARE]

                          Office of Secretary of State

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF PMW SILVER DE P.R., INC. FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1987, AT 9 O'CLOCK A.M.

[SEAL OF THE STATE OF DELAWARE]

                                        /s/ Michael Harkins
                                        -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:  1540578

                                                  DATE:   01/11/1987
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                                                                    FILED

                                                               OCTOBER 28 1987

                                                             /s/ Michael Harkins
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PMW SILVER DE P.R., INC.

                                   ----------

                        (Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware)

            PMW Silver de P.R., Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            1. The name of the Corporation is PMW Silver de P.R., Inc.

            2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was April 29, 1985. The date of the filing of the Certificate of Amendment before Receipt of Payment for Stock of the Certificate of Incorporation with the Secretary of State was May 7, 1985.

            3. This Certificate of Amendment amends the Certificate of Incorporation, as now in effect, to change the address of its registered office in the State of Delaware and to change the name of its registered agent at such address.

            4. Article Second of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
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            The address of its registered office in the State of Delaware is 229
      South State Street, City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

            5. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 23rd day of October, 1987.


                                        PMW SILVER DE P.R., INC.


                                        By /s/ Leonard Florence
                                           ---------------------------------
                                           Leonard Florence
                                           President


                                        ATTEST:


                                        By /s/ Faye Florence
                                           ---------------------------------
                                           Faye Florence
                                           Secretary